UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2023

Progyny, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware	001-39100	27-2220139
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1359 Broadway New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)
(212) 888-3124
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PGNY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
Progyny, Inc. (“Progyny”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on May 24, 2023. Stockholders voted on the three proposals set forth below. A more detailed description of each proposal is set forth in Progyny’s Proxy Statement filed with the Securities and Exchange Commission on April 14, 2023. The results were as follows:
1.Proposal 1 - Election of Directors

Each of the Class I director nominees to the Board of Directors was elected to serve until Progyny’s 2026 Annual Meeting of Stockholders and until his or her successor has been duly elected, or if sooner, until he or she resigns, dies, or is removed from the Board of Directors.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lloyd Dean	78,850,057	4,049,701	5,833,452
Kevin Gordon	55,068,507	27,831,251	5,833,452
Cheryl Scott	56,324,279	26,575,479	5,833,452

2.Proposal 2 – Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Ernst & Young LLP as Progyny’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Votes For	Votes Against	Abstentions
88,448,831	254,329	30,050

3.Proposal 3 – Approval, on a Non-Binding Advisory Basis of the Compensation of our Named Executive Officers

Stockholders approved, on a non-binding advisory basis, the compensation paid to Progyny’s named executive officers for the fiscal year ending December 31, 2023.

Votes For	Votes Against	Abstentions
27,068,098	55,767,673	63,987

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progyny, Inc.

Dated: [May 26, 2023]
	By:	/s/ Peter Anevski
Peter Anevski
Chief Executive Officer